Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2023 THIRD QUARTER RESULTS

Third Quarter Highlights

Highlights for the third quarter of 2023 include:
•An increase in net interest income of $1.1 million (2.8%) over the second quarter of 2023;
•Net growth in core deposits of $112.6 million (or 10.5% annualized) from June 30, 2023;
•Net growth in loans of $110.4 million (or 12.1% annualized) from June 30, 2023; and
•The payment of a 23 cent per share dividend on common stock on August 14, 2023.

GRAND RAPIDS, Mich., October 24, 2023 - Independent Bank Corporation (NASDAQ: IBCP) reported third quarter 2023 net income of $17.5 million, or $0.83 per diluted share, versus net income of $17.3 million, or $0.81 per diluted share, in the prior-year period. For the nine months ended September 30, 2023, the Company reported net income of $45.3 million, or $2.14 per diluted share, compared to net income of $48.3 million, or $2.27 per diluted share, in the prior year period.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “Our team continued its positive momentum in the third quarter, achieving strong financial results with solid balance sheet growth, a stable net interest margin, disciplined expense management, and healthy asset quality. Capitalizing on the current operating environment, we gained new banking relationships with clients who appreciate our value proposition as a commercial bank with robust treasury management solutions, industry expertise, and client centric service. This success led to double-digit annualized growth in loans and deposits. Despite expecting lower loan growth in the fourth quarter due to seasonality, we have a solid pipeline of high-quality relationship opportunities.”

Significant items impacting comparable third quarter 2023 and 2022 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $1.6 million ($0.06 per diluted share, after taxes) for the three-month period ended September 30, 2023, as compared to $3.2 million ($0.12 per diluted share, after taxes) for the three-months ended September 30, 2022.

•The provision for credit losses on loans was an expense of $1.4 million ($0.05 per diluted share, after taxes) in the third quarter ended September 30, 2023, as compared to an expense of $3.1 million ($0.12 per diluted share, after taxes) in the third quarter ended September 30, 2022.

Operating Results
The Company’s net interest income totaled $39.4 million during the third quarter of 2023, a decrease of $0.5 million, or 1.2% from the year-ago period, and an increase of $1.1 million, or 2.8%, from the second quarter of 2023. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.25% during the third quarter of 2023, compared to 3.49% in the year-ago period, and 3.26 in the second quarter of 2023. The year-over-year quarterly decrease in net interest income was due to a decrease in net interest margin that was partially offset by an increase in average interest-earning assets. The increase in net interest income compared to the linked quarter was due to an increase in average interest-earning assets that partially offset by a decrease in net interest margin. Average interest-earning assets were $4.89 billion in the third quarter of 2023, compared to $4.61 billion in the year ago quarter and $4.76 billion in the second quarter of 2023.
For the first nine months of 2023, net interest income totaled $116.2 million, an increase of $7.3 million, or 6.7% from the first nine months in 2022. The Company’s net interest margin for the first nine months of 2023 was 3.28% compared to 3.25% in 2022. The increase in net interest income for the first nine months of 2023 compared to 2022 reflects this improved margin as well as our increase in average interest- earning assets.
Non-interest income totaled $15.6 million and $41.6 million, respectively, for the third quarter and for the first nine months 2023, compared to $16.9 million and $50.4 million in the respective comparable prior year periods. These changes were primarily due to variances in mortgage banking related revenues.
Net gains on mortgage loans in the third quarters of 2023 and 2022, were approximately $2.1 million and $2.9 million, respectively. For the first nine months of 2023, net gains on mortgage loans totaled $5.5 million compared to $4.9 million in 2022. The comparative quarterly decrease in net gains on mortgage loans was primarily due to a decrease in the volume of mortgage loans sold that was partially offset by an increase in the gain on sale margin on mortgage loans sold.
Mortgage loan servicing, net, generated income of $2.7 million and $4.3 million in the third quarters of 2023 and 2022, respectively. For the first nine months of 2023 and 2022, mortgage loan servicing, net, generated income of $7.1 million and $18.1 million, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with the magnitude of changes in mortgage loan interest rates and expected future prepayment levels between periods. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Nine months ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,197	$2,190	$6,612	$6,397
Fair value change due to price	1,556	3,203	3,364	14,775
Fair value change due to pay-downs	(1,085)	(1,110)	(2,908)	(3,086)
Total	$2,668	$4,283	$7,068	$18,086
Non-interest expenses totaled $32.0 million in the third quarter of 2023, compared to $32.4 million in the year-ago period. For the first nine months of 2023, non-interest expenses totaled $95.2 million versus $96.3 million in 2022.
The Company recorded income tax expense of $4.1 million and $10.4 million in the third quarter and first nine months of 2023, respectively. This compares to an income tax expense of $4.0 million and $10.9 million in the third quarter and first nine months of 2022. The changes in income tax expense principally reflect changes in pre-tax earnings in 2023 relative to 2022.

Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	9/30/2023	12/31/2022	9/30/2022
Loan Type	(Dollars in thousands)
Commercial	$31	$38	$41
Mortgage	6,137	4,745	4,737
Installment	801	598	529
Sub total	6,969	5,381	5,307
Less - government guaranteed loans	2,254	1,660	1,491
Total non-performing loans	$4,715	$3,721	$3,816
Ratio of non-performing loans to total portfolio loans	0.13%	0.11%	0.11%
Ratio of non-performing assets to total assets	0.10%	0.08%	0.08%
Ratio of allowance for credit losses to total non-performing loans	1176.99%	1409.16%	1340.20%
The provision for credit losses on loans was an expense of $1.4 million and $3.1 million in the third quarters of 2023 and 2022, respectively. The provision for credit losses on loans was an expense of $3.8 million in both the first nine months of 2023 and 2022. The quarterly change in the provision for credit losses on loans in 2023 compared to 2022, is primarily the result of a decrease in pooled loan reserve loss rates on retail loans and a decline in loan growth. We recorded loan net charge offs (recoveries) of $(0.18) million and $(0.12) million in the third quarters of 2023 and 2022, respectively and $0.78 million and $(0.11) million during the first nine months of 2023 and 2022, respectively. At September 30, 2023, the allowance for credit losses for loans totaled $55.5 million, or 1.48% of total portfolio loans compared to $52.4 million, or 1.51% of total portfolio loans at December 31, 2022. The year-to-date increase in the provision for credit losses for securities HTM in 2023 compared to 2022, was the result of a loss incurred on a $3.0 million subordinated debt security that defaulted during the first quarter.
Balance Sheet, Capital and Liquidity
Total assets were $5.20 billion at September 30, 2023, an increase of $200.2 million from December 31, 2022. Loans, excluding loans held for sale, were $3.74 billion at September 30, 2023, compared to $3.47 billion at December 31, 2022.  Deposits totaled $4.59 billion at September 30, 2023, an increase of $206.5 million from December 31, 2022. This increase is primarily due to growth in reciprocal, time and brokered time deposit account balances that were partially offset by decreases in non-interest bearing and in savings and interest-bearing checking deposit account balances.
Cash and cash equivalents totaled $127.5 million at September 30, 2023, versus $74.4 million at December 31, 2022. Securities available for sale (“AFS”) totaled $684.6 million at September 30, 2023, versus $779.3 million at December 31, 2022.

Total shareholders’ equity was $375.0 million at September 30, 2023, or 7.21% of total assets compared to $347.6 million or 6.95% at December 31, 2022. Tangible common equity totaled $344.6 million at September 30, 2023, or $16.53 per share compared to $316.7 million or $15.04 per share at December 31, 2022. The increase in shareholder equity as well as tangible common equity are primarily the result of earnings retention.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	9/30/2023	12/31/2022	Well Capitalized Minimum

Tier 1 capital to average total assets	8.71%	8.56%	5.00%
Tier 1 common equity to risk-weighted assets	11.09%	10.97%	6.50%
Tier 1 capital to risk-weighted assets	11.09%	10.97%	8.00%
Total capital to risk-weighted assets	12.34%	12.22%	10.00%

At September 30, 2023, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $989.9 million and $504.0 million, respectively. We also had approximately $812.3 million in fair value of unpledged securities AFS and HTM at September 30, 2023 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $749.4 million.
Share Repurchase Plan
On December 20, 2022, the Board of Directors of the Company authorized the 2023 share repurchase plan. Under the terms of the 2023 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2023. For the first nine months of 2023, the Company repurchased 288,401 shares of common stock, for an aggregate purchase price of $5.0 million.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Tuesday, October 24, 2023.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 218288). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/796177293.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 103128). The replay will be available through October 31, 2023.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.2 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, consumer banking, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	September 30, 2023	December 31, 2022
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$58,567	$70,180
Interest bearing deposits	68,894	4,191
Cash and Cash Equivalents	127,461	74,371
Securities available for sale	684,641	779,347
Securities held to maturity (fair value of $309,199 at September 30, 2023 and $335,418 at December 31, 2022)	358,899	374,818
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	16,821	17,653
Loans held for sale, carried at fair value	13,979	26,518
Loans held for sale, carried at lower of cost or fair value	—	20,367
Loans
Commercial	1,626,122	1,466,853
Mortgage	1,475,908	1,368,409
Installment	639,456	630,090
Total Loans	3,741,486	3,465,352
Allowance for credit losses	(55,495)	(52,435)
Net Loans	3,685,991	3,412,917
Other real estate and repossessed assets, net	443	455
Property and equipment, net	35,346	35,893
Bank-owned life insurance	54,631	55,204
Capitalized mortgage loan servicing rights, carried at fair value	46,057	42,489
Other intangibles	2,141	2,551
Goodwill	28,300	28,300
Accrued income and other assets	145,308	128,904
Total Assets	$5,200,018	$4,999,787

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,141,641	$1,269,759
Savings and interest-bearing checking	1,929,947	1,973,308
Reciprocal	799,883	602,575
Time	477,928	321,492
Brokered time	236,213	211,935
Total Deposits	4,585,612	4,379,069
Other borrowings	50,014	86,006
Subordinated debt	39,491	39,433
Subordinated debentures	39,711	39,660
Accrued expenses and other liabilities	110,192	108,023
Total Liabilities	4,825,020	4,652,191

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,850,455 shares at September 30, 2023 and 21,063,971 shares at December 31, 2022	317,145	320,991
Retained earnings	150,157	119,368
Accumulated other comprehensive loss	(92,304)	(92,763)
Total Shareholders’ Equity	374,998	347,596
Total Liabilities and Shareholders’ Equity	$5,200,018	$4,999,787

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30,
				2023	2022
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$51,419	$47,679	$37,092	$143,392	$96,964
Interest on securities
Taxable	5,865	5,919	5,329	17,668	14,831
Tax-exempt	3,409	3,283	2,284	9,775	5,584
Other investments	1,739	1,067	220	3,481	651
Total Interest Income	62,432	57,948	44,925	174,316	118,030
Interest Expense
Deposits	20,743	17,461	3,625	51,964	5,608
Other borrowings and subordinated debt and debentures	2,262	2,137	1,403	6,134	3,463
Total Interest Expense	23,005	19,598	5,028	58,098	9,071
Net Interest Income	39,427	38,350	39,897	116,218	108,959
Provision for credit losses	1,350	3,317	3,145	6,827	3,951
Net Interest Income After Provision for Credit Losses	38,077	35,033	36,752	109,391	105,008
Non-interest Income
Interchange income	4,100	3,355	4,049	10,660	10,553
Service charges on deposit accounts	3,309	3,134	3,082	9,300	9,135
Net gains (losses) on assets
Mortgage loans	2,099	2,120	2,857	5,475	4,945
Securities available for sale	—	—	—	(222)	(275)
Mortgage loan servicing, net	2,668	3,674	4,283	7,068	18,086
Other	3,435	3,134	2,590	9,298	7,997
Total Non-interest Income	15,611	15,417	16,861	41,579	50,441
Non-interest Expense
Compensation and employee benefits	19,975	20,602	20,601	59,916	60,613
Data processing	3,071	2,891	2,653	8,953	7,513
Occupancy, net	1,971	1,845	2,062	5,975	6,682
Interchange expense	1,119	1,054	927	3,222	3,200
Furniture, fixtures and equipment	927	929	987	2,782	3,074
FDIC deposit insurance	677	749	591	2,209	1,570
Communications	568	635	723	1,871	2,242
Loan and collection	520	620	772	1,718	1,978
Legal and professional	543	473	573	1,623	1,545
Advertising	360	431	345	1,286	1,585
Costs (recoveries) related to unfunded lending commitments	451	100	382	76	676
Other	1,854	1,919	1,750	5,610	5,572
Total Non-interest Expense	32,036	32,248	32,366	95,241	96,250
Income Before Income Tax	21,652	18,202	21,247	55,729	59,199
Income tax expense	4,109	3,412	3,950	10,405	10,934
Net Income	$17,543	$14,790	$17,297	$45,324	$48,265
Net Income Per Common Share
Basic	$0.84	$0.70	$0.82	$2.16	$2.29
Diluted	$0.83	$0.70	$0.81	$2.14	$2.27

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$39,427	$38,350	$38,441	$40,602	$39,897
Provision for credit losses	1,350	3,317	2,160	1,390	3,145
Non-interest income	15,611	15,417	10,551	11,468	16,861
Non-interest expense	32,036	32,248	30,957	32,091	32,366
Income before income tax	21,652	18,202	15,875	18,589	21,247
Income tax expense	4,109	3,412	2,884	3,503	3,950
Net income	$17,543	$14,790	$12,991	$15,086	$17,297

Basic earnings per share	$0.84	$0.70	$0.62	$0.72	$0.82
Diluted earnings per share	0.83	0.70	0.61	0.71	0.81
Cash dividend per share	0.23	0.23	0.23	0.22	0.22

Average shares outstanding	20,922,431	21,040,349	21,103,831	21,064,556	21,057,673
Average diluted shares outstanding	21,114,445	21,222,535	21,296,980	21,266,876	21,251,933

Performance Ratios
Return on average assets	1.34%	1.18%	1.06%	1.21%	1.40%
Return on average equity	18.68	16.29	14.77	17.94	20.48
Efficiency ratio (1)	57.52	59.26	62.07	60.82	56.26

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.12%	4.91%	4.67%	4.41%	3.92%
Interest expense	1.87	1.65	1.34	0.89	0.43
Net interest income	3.25	3.26	3.33	3.52	3.49

Average Balances
Loans	$3,694,534	$3,567,920	$3,494,169	$3,449,944	$3,360,621
Securities	1,071,211	1,111,670	1,146,075	1,164,809	1,226,203
Total earning assets	4,892,208	4,763,295	4,696,786	4,637,475	4,610,307
Total assets	5,192,114	5,044,746	4,988,440	4,934,859	4,884,841
Deposits	4,577,796	4,447,843	4,417,106	4,350,748	4,326,958
Interest bearing liabilities	3,554,179	3,415,621	3,304,868	3,159,374	3,075,210
Shareholders' equity	372,667	364,143	356,720	333,610	335,120
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	6.67%	6.75%	6.60%	6.37%	6.15%
Tangible common equity ratio excluding accumulated other comprehensive loss	8.20	8.09	7.95	7.98	7.86
Average equity to average assets	7.18	7.22	7.15	6.76	6.86
Total capital to risk-weighted assets (2)	13.58	13.66	13.80	13.62	13.58
Tier 1 capital to risk-weighted assets (2)	11.36	11.42	11.53	11.36	11.29
Common equity tier 1 capital to risk-weighted assets (2)	10.44	10.46	10.55	10.38	10.29
Tier 1 capital to average assets (2)	8.93	8.97	8.92	8.86	8.77
Common shareholders' equity per share of common stock	$17.99	$17.91	$17.40	$16.50	$15.78
Tangible common equity per share of common stock	16.53	16.45	15.94	15.04	14.30
Total shares outstanding	20,850,455	20,943,694	21,138,303	21,063,971	21,063,954

Selected Balances
Loans	$3,741,486	$3,631,114	$3,509,809	$3,465,352	$3,409,858
Securities	1,043,540	1,092,703	1,137,103	1,154,165	1,183,701
Total earning assets	4,884,720	4,830,185	4,860,696	4,688,246	4,633,876
Total assets	5,200,018	5,135,564	5,138,934	4,999,787	4,931,377
Deposits	4,585,612	4,487,636	4,544,749	4,379,069	4,327,028
Interest bearing liabilities	3,573,187	3,501,280	3,481,511	3,274,409	3,116,027
Shareholders' equity	374,998	375,162	367,714	347,596	332,308
(2)September 30, 2023 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$39,427	$39,897	$116,218	$108,959
Add: taxable equivalent adjustment	422	462	1,284	1,425
Net interest income - taxable equivalent	$39,849	$40,359	$117,502	$110,384
Net interest margin (GAAP) (1)	3.21%	3.45%	3.25%	3.21%
Net interest margin (FTE) (1)	3.25%	3.49%	3.28%	3.25%
(1)Annualized.

Tangible Common Equity Ratio

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(Dollars in thousands)
Common shareholders' equity	$374,998	$375,162	$367,714	$347,596	$332,308
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,141	2,278	2,415	2,551	2,697
Tangible common equity	344,557	344,584	336,999	316,745	301,311
Addition:
Accumulated other comprehensive loss for regulatory purposes	86,507	74,712	75,013	86,966	91,248
Tangible common equity excluding other comprehensive loss adjustments	$431,064	$419,296	$412,012	$403,711	$392,559

Total assets	$5,200,018	$5,135,564	$5,138,934	$4,999,787	$4,931,377
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,141	2,278	2,415	2,551	2,697
Tangible assets	5,169,577	5,104,986	5,108,219	4,968,936	4,900,380
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	86,507	74,712	75,013	86,966	91,248
Tangible assets excluding other comprehensive loss adjustments	$5,256,084	$5,179,698	$5,183,232	$5,055,902	$4,991,628

Common equity ratio	7.21%	7.31%	7.16%	6.95%	6.74%
Tangible common equity ratio	6.67%	6.75%	6.60%	6.37%	6.15%
Tangible common equity ratio excluding other comprehensive loss	8.20%	8.09%	7.95%	7.98%	7.86%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$374,998	$375,162	$367,714	$347,596	$332,308
Tangible common equity	$344,557	$344,584	$336,999	$316,745	$301,311
Shares of common stock outstanding (in thousands)	20,850	20,944	21,138	21,064	21,064

Common shareholders' equity per share of common stock	$17.99	$17.91	$17.40	$16.50	$15.78
Tangible common equity per share of common stock	$16.53	$16.45	$15.94	$15.04	$14.30
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.